                                                                    EXHIBIT 12.1

PROLOGIS
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLAR AMOUNTS IN THOUSANDS)

                                                                             YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------------------
                                                           2000         1999         1998         1997         1996
                                                        ----------   ----------   ----------   ----------   ----------

Net Earnings from Operations                            $  236,221   $  161,570   $  102,936   $   38,832   $   79,384
Add:
     Interest Expense                                      172,191      170,746       77,650       52,704       38,819
                                                        ----------   ----------   ----------   ----------   ----------

Earnings as Adjusted                                    $  408,412   $  332,316   $  180,586   $   91,536   $  118,203
                                                        ==========   ==========   ==========   ==========   ==========


Fixed Charges:
     Interest Expense                                   $  172,191   $  170,746   $   77,650   $   52,704   $   38,819
     Capitalized Interest                                   18,549       15,980       19,173       18,365       16,138
                                                        ----------   ----------   ----------   ----------   ----------

         Total Fixed Charges                            $  190,740   $  186,726   $   96,823   $   71,069   $   54,957
                                                        ==========   ==========   ==========   ==========   ==========

Ratio of Earnings, as Adjusted to Fixed Charges                2.1          1.8          1.9          1.3          2.2
                                                        ==========   ==========   ==========   ==========   ==========